Exhibit 107

Calculation of Filing Fee Tables

N-2

Table 1: Newly Registered and Carry Forward Securities	☐ Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(o)			$25,000,000	0.00013810	$3,453
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$25,000,000		$3,453
			Total Fees Previously Paid:						$0.00
			Total Fee Offsets:						$0.00
			Net Fee Due:						$3,453

Offering Note

[1]	Maximum Aggregate Offering Price is estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under the registration statement. There are being registered hereunder a presently indeterminate number of shares of common stock to be offered on an immediate, continuous or delayed basis. If the aggregate market value of the Registrant’s outstanding voting and non-voting common equity held by non-affiliates of the Registrant does not equal or exceed $75 million subsequent to the effective date of this registration statement, then the aggregate offering price of all of securities that the Registrant may issue pursuant to this registration statement in any 12-month period may not exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Registrant.

Table 2: Fee Offset Claims and Sources	☑ Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses	☑ Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A